TECHNOLOGY CONSULTING SERVICES AGREEMENT

This Technology Consulting Services Agreement ("Agreement") is entered into on December 15th, 2006, (the "Effective Date") among the following parties:

PARTY A: JILIN CITY HAITIAN BUSINESS CONSULTING CO., LTD.

LEGAL ADDRESS: No.1-3 South-hanyang Street, Longtan Economic Development Zone, Jilin City, China

PARTY B: JILIN HAITIAN INDUSTRIAL COMPANY, LTD.

LEGAL ADDRESS: No.1-3 South-hanyang Street, Longtan Economic Development Zone, Jilin City, China

WHEREAS, Party A is a wholly foreign owned enterprise registered in The People's Republic of China (the "PRC") under the laws of the PRC;

WHEREAS, Advancetech Global Limited (“AGL”), an International Business Company incorporated in the British Virgin Islands, owns all of the registered capital of Party A;

WHEREAS, Party B is a domestic company with exclusively domestic capital registered in the PRC and is engaged in the business of manufacturing chemicals (the “Business”);

WHEREAS, Party A has established a business relationship with Party B by entering into an Exclusive Business Consulting Agreement dated as of the same date hereof (“Consulting Agreement”) and an Operating Agreement dated as of the same date hereof (“Operating Agreement”);

WHEREAS, pursuant to the Consulting Agreement and Operating Agreement between Party A and Party B, Party B shall pay Party A certain fees as set forth in the Consulting Agreement and the Operating Agreement (“Other Fees”);

WHEREAS, Party B is an affiliated Chinese entity of Party A;

WHEREAS, in connection with the cooperation of the parties, Party B desires to obtain from Party A, and Party A desires to provide to Party B, technology expertise and practical experience with respect to the manufacture of chemicals pursuant to provisions of this Agreement.

 NOW THEREFORE, Party A and Party B through negotiations hereby agree as follows:

1.	EXCLUSIVE TECHNOLOGY CONSULTING AND SERVICES; SOLE AND EXCLUSIVE INTERESTS.

1.1
During the term of this Agreement, Party A agrees to, as the exclusive technology consulting and services provider of Party B, provide the exclusive technology consulting and services to Party B (the content of services is specified in Appendix 1).

1.2
Party B agrees to accept the exclusive technology consulting and services provided by Party A and further agrees that, during the term of this Agreement, it shall not accept such technology consulting and services for the aforesaid business provided by any third party without the prior written consent of Party A.

1.3	Definitions.

a.
“Product Technology” means any and all intellectual property developed by Party A under this Agreement, including but not limited to, works of authorship, inventions, schematics, documentation, designs, specifications, descriptions, database types, development tools (including, without limitation, testing, timing, verification and simulation tools), software (in source code and object code), know-how, files, records, mask works, ideas, technical data, methods, processes, and other creations.

b.
“Use,” with respect to the Product Technology or Technology, means make, have made, use, sell, offer to sell, import, reproduce, distribute, perform or display (publicly or otherwise), prepare derivative works based on or otherwise modify, transmit or otherwise exploit such Product Technology or Technology, or grant licenses (with the right to grant sublicenses) of the right to do the same.

2.	REPRESENTATIONS AND WARRANTIES.

2.1	PARTY A HEREBY REPRESENTS AND WARRANTS AS FOLLOWS:

2.1.1	Party A is a wholly foreign owned enterprise duly registered and validly existing under the laws of the PRC and is authorized to engage in the business of consulting services.

2.1.2
Party A has full right, power, authority and capacity and all consents and approvals of any other third party and government necessary to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts.

2.1.3
Once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of Party A and is enforceable against it in accordance with its terms upon its execution.

2.1	PARTY B HEREBY REPRESENTS AND WARRANTS AS FOLLOWS:

2.2.1	Party B is a domestic company with exclusively domestic capital duly registered and validly existing under the laws of the PRC and is authorized to engage in the Business.

2.2.2
Party B has full right, power, authority and capacity and all consents and approvals of any other third party and government necessary to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts.

2.2.3
Once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of Party B and is enforceable against it in accordance with its terms upon its execution.

3.	TECHNOLOGY CONSULTING FEES.

3.1        Within 30 days after execution hereof, Party B will pay Party A USD$50,000 in cash or a promissory note on terms to be negotiated by the parties.

3.2   In addition to the payment described in Section 3.1 above, Party B agrees to pay Party A a fee (“Fee”) equal to 20% of Party B’s Operating Cash Flow. The Fee shall be paid monthly by Party B to Party A within 10 days following the end of each month based on the Operating Cash Flow for such month as estimated by Party A and Party B in good faith (“Estimated Monthly Amount”). Within sixty (60) days after the end of each fiscal quarter, Party A and Party B shall make a final determination of the actual Operating Cash Flow for such quarter (“Final Quarterly Amount”) based on the financial statements of Party B, which have been reviewed or audited by the Parties’ registered certifying accountant for U.S. financial reporting purposes (“Accountant”). To the extent the Final Quarterly Amount is greater than the Estimated Monthly Amounts for such quarter, the Fee shall be adjusted and Party B shall promptly remit to Party A the additional Fee due and owing. To the extent the Final Quarterly Amount is less than the Estimated Monthly Amounts for such quarter, the Fee shall be adjusted and Party A shall promptly remit to Party B the amount by which the Fee was overpaid.

Notwithstanding anything to the contrary contained in this Agreement, for each fiscal year of Party B, (i) in the event that 20% of Party B’s Net Income (as defined below) for the fiscal year is less than the Fee for such fiscal year, the Fee shall be adjusted such that it shall be equal to 20% of Party B’s Net Income for such fiscal year, and (ii) in the event that 20% of Party B’s Net Income is greater than the Fee for such fiscal year, the Fee shall be increased such that it shall be equal to 20% of Party B’s Net Income for such fiscal year.

For purposes of this Agreement, the determination and calculation of Net Income and Operating Cash Flow shall made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) as reflected on Party B’s U.S. GAAP financial statements, which have been reviewed or audited by the Accountant, before giving effect to the Fee paid or payable hereunder and the Other Fees paid or payable under the Consulting Agreement and the Operating Agreement. Any disputes with respect to the determination or calculation of the Fee, Net Income or Operating Cash Flow shall be resolved by the Accountant, and such determination shall be final.

3.3  Party B's obligation to make the payments required hereunder shall continue, whether or not Party B undertakes any Use of the Product Technology, until Party A terminates this Agreement. Upon such termination, Party B shall cease all Use of the Product Technology.

4.  Notification; Reports. When Party A develops Product Technology, it will promptly give notice of such Product Technology to Party B, and will provide Party B with a report describing in detail such Product Technology. In addition, Party B may request that Party A periodically report to Party B all Product Technology developed or under development, and upon such request, Party A will render a report to Party B within a reasonable time describing in detail any Product Technology.

5.  Delivery. Party B may request units, copies, samples, models and prototypes of and information pertaining to the Product Technology. Party A will provide such items to Party B, in a form reasonably requested by Party B, within fifteen (15) days after a request for such items from Party B, together with any other related materials constituting or relating to the Product Technology.

6.  Support. Party A will provide Party B, at no additional charge, with maintenance and support for the Product Technology as reasonably requested by Party B. Such support will include, without limitation, assistance with the design and development of derivative products as reasonably requested by Party B. Party A will also provide Party B, at no additional charge, with technical training for the Product Technology as reasonably requested by Party B.

7.	CONFIDENTIAL INFORMATION.

7.1 Each party agrees to maintain all Confidential Information of the other party in confidence to the same extent that it protects its own similar Confidential Information, to refrain from disclosing such Confidential Information to third parties, and to use such Confidential Information only as permitted under this Agreement. “Confidential Information” means any and all information and material disclosed by the disclosing party to the receiving party that is confidential. Each party agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information of the other party. The foregoing restrictions on disclosure and use will not apply to any Confidential Information which: (a) was or becomes publicly known through no fault of the receiving party; (b) was rightfully known or becomes rightfully known to the receiving party without confidential or proprietary restriction from a source other than the disclosing party; (c) is independently developed by the receiving party; or (d) the receiving party is legally compelled to disclose such Confidential Information, provided, however, that prior to any such compelled disclosure, the receiving party will (i) assert the privileged and confidential nature of the Confidential Information against the third party seeking disclosure and (ii) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event that such protection against disclosure is not obtained, the receiving party will be entitled to disclose the Confidential Information, but only as and to the extent necessary to legally comply with such compelled disclosure.

7.2  Party B acknowledges that Product Technology is confidential and represents Party A's trade secrets. As a result, Party B will promptly report to Party A any infringement or violation of the confidentiality of the Product Technology  of which it becomes aware. At Party A's written request, Party B will identify any person to whom the Product Technology has been made available, and will fully cooperate with Party A in seeking injunctive or other relief against such person if such Product Technology is improperly used in violation of the terms of this Agreement.

7.3  Party B acknowledges that the Product Technology (including all modifications, derivatives and alterations) is a trade secret of Party A, the disclosure of which would cause substantial harm to Party A that could not be remedied by payment of damages alone. Accordingly, Party A will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of this Agreement.

7.4   Party A agrees that Party B will work with other companies only if it will not prejudice Party A’s business interests or create a conflict of interest. Party B needs to get a written approval from Party A before working with those companies for any business based on the Product Technology.

7.5  Party B shall keep all documentation related to the Product Technology only at Party B’s principal business office location in a secured environment at all times.

8.  NO WARRANTIES. Party A makes no warranties or representations of any kind with respect to the Product Technology, and Party B will accept such Product Technology on an AS-IS, WHERE-IS basis without warranty or representation of any kind.

9.  DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS) ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT, AND ALL WARRANTIES THAT MAY ARISE FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

10.  LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, EVEN IF APPRISED OF THE POSSIBILITY OF SUCH DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS INTERRUPTIONS, OR OTHER ECONOMIC LOSSES ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.

11.  PROPRIETARY RIGHTS.

11.2  Party B acknowledges and agrees that Party A has and will retain all ownership rights in the Product Technology, including all patent rights, copyrights, copyright registrations, trade secrets, trademarks, service marks, trademark and service mark registrations, related goodwill and confidential and proprietary information. Party B will have no rights in the Product Technology except as explicitly stated in this Agreement.

11.3  Party A hereby grants and agrees to grant to Party B a non-exclusive, world-wide, revocable license, under any and all copyrights, patents, trade secrets, mask work rights, and other intellectual property rights now owned or hereafter acquired by Party A, to use the Product Technology exclusively for the purposes of producing chemical products in the ordinary course of its business. Party B is authorized to sub-license to any third parties, subject to the terms of this Agreement, provided that a prior written approval from Party A is obtained and a sharing of royalty agreement is reached between Party A and Party B for such sub-license.

12.	INDEMNITY

Party B shall indemnify and hold harmless Party A from and against any loss, damage, obligation and cost arising out of any litigation, claim or other legal procedure against Party A resulting from the contents of the technology consulting and services demanded by Party B under this Agreement.

13.	EFFECTIVE DATE AND TERM

This Agreement shall be executed and come into effect as of the date first set forth above. The term of this Agreement is ten (10) years, unless earlier terminated as set forth in this Agreement. This Agreement shall be automatically renewed for additional ten (10) year periods upon the expiration of the initial term hereof or any renewal term, unless this Agreement has been previously terminated as provided herein.

14.	TERMINATION

14.2  Early Termination. During the initial term of this Agreement or any renewal term, Party B shall not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty days’ prior written notice to Party B.

14.3  Survival.  Article 7, 8, 9, 11,12 and 16 shall survive after the termination or expiration of this Agreement.

15.	SETTLEMENT OF DISPUTES

The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly negotiation. In case no settlement can be reached through negotiation, except as provided in Article 2, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in English and shall take place in Hong Kong. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

16.	FORCE MAJEURE

16.1  Force Majeure, which includes acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, means any event that is beyond the party's reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The affected party who is claiming to be not liable for its failure of fulfilling this Agreement by Force Majeure shall inform the other party, without delay, of the delay in the performance of this Agreement by the affected party.

16.2  In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, both parties agree to resume performance of this Agreement with their best efforts.

17.	NOTICES

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant party or parties set forth below.

Party A: Jilin City Haitian Business Consulting Co., Ltd.

No.1-3 South-hanyang Street, Longtan Economic Development Zone, Jilin City, China

Party B: Jilin Haitian Industry Company, Ltd.

No.1-3 South-hanyang Street, Longtan Economic Development Zone, Jilin City, China

18.	NO ASSIGNMENT OR SUBLICENSE BY THE LICENSEE

Party A and Party B may not assign their rights or obligations under this Agreement to any third party without the prior written consent of the other party.

19.	SEVERABILITY

Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering any other provision of this Agreement invalid or unenforceable in any other jurisdiction.

20.	AMENDMENT AND SUPPLEMENT

Any amendment and supplement of this Agreement shall come into force only after a written agreement in the English language is signed by both parties. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

21.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the PRC laws.

22.	LANGUAGE

This Agreement is executed in English only, and the executed English language Agreement shall prevail in all cases. This Agreement may be executed in counterparts, each of which shall constitute one and the same agreement, and by facsimile or electronic signature.

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IN WITNESS THEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

PARTY A: JILIN CITY HAITIAN BUSINESS CONSULTING CO., LTD

By: /s/ Wang Xitian
Wang Xitian, Chairman and CEO

PARTY B: JILIN HAITIAN INDUSTRIAL COMPANY, LTD.

By: /s/ Wang Xitian
Wang Xitian, Chairman and CEO

APPENDIX 1

•
Assist in the development of computer software with respect to all aspects of the business of Party B. In connection with such software, assist in the installation and integration of such software in Party B’s business. Party A shall continue analyzing ways in which Party B’s computer software systems can be improved and Party A shall make recommendations with respect to such improvements.

•
Perform research and development work in connection with the technology that Party B has licensed from Jilin Institute of Chemical Technology so as to make improvements (“Improvements”) in Party B’s production methods with respect to TDDM. This work shall continue throughout the term of this agreement and recommendations shall be made from Part A to Party B from time to time.

•	Assist Party B in the implementation of the Improvements in Party B’s production process.

•
Assist in the creation of production, technology and processing plans used by Party B in the production of TDDM and recommend improvements thereto. Party A shall continue to analyze such plans and recommend improvements thereto from time to time.

•	Party A shall provide to Party B such technological services as Part B shall reasonable request from time to time.